UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2014

Gepco, Ltd.

(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9025 Carlton Hills Blvd Ste. B

Santee, CA 92071

(Address of principal executive offices)

909-708-4303

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01     Changes in Registrant’s Certifying Accountant

On September 25, 2014,  De Joya Griffith (“De Joya Griffith”) resigned as our independent auditor. A copy of the resignation letter is attached hereto as Exhibit 99.1.

DeJoya Griffith’s report on our consolidated financial statements for our fiscal year ended December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained a going concern qualification.

In connection with the audit of our financial statements for the year ended December 31, 2013 and the subsequent interim period through June 30, 2014, the date of the last 10Q filed prior to the resignation of DeJoya Griffith: (i) there were no disagreements between our company and De Joya Griffith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to DeJoya Griffith’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

We provided DeJoya Griffith with a copy of the disclosures made in this report before this report was filed with the Securities and Exchange Commission.  We attach a letter from them addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements that are related to them. Their letter is attached to this filing as Exhibit 16.

Due to the ongoing lawsuit filed by the U.S. Securities and Exchange Commission and resignations set forth below, the Company has no resources with which to retain a new independent auditor and has no plans to do so in the foreseeable future.

Item 5.02     Departure of Officer and Directors

Effective September 22, 2014, Emilio Bacardi resigned as a director of the Company, and effective September 30, 2014, Peter Voutsas resigned as an officer and director of the Company, and its wholly owned subsidiary, Gemvest, Ltd.

Item 9.01     Financial Statements and Exhibits.

(a) (b)	Letter from DeJoya Griffith & Company, LLC hereto attached as Exhibit 16.1. Letter from DeJoya Griffith & Company, LLC hereto attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gepco Ltd.

Dated: September 30, 2014	By:	/s/ Trisha Malone
Chief Financial Officer